UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2010 (September 13, 2010)

LOJACK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2010, Maria Renna Sharpe, a director of LoJack Corporation (the “Company”) tendered her resignation from the Company’s Board of Directors. Ms. Sharpe has accepted the position of Senior Vice President and Chief Personnel Officer for Pepsico Europe, based in Geneva, Switzerland and, as a result, will relocate to Switzerland. Due to the international travel which would now be required to attend the Company’s board meetings, Ms. Sharpe is no longer able to commit the time required to serve on the Company’s Board.

The Board of Directors accepted Ms. Sharpe’s resignation from the Board, including the Compensation Committee and Nominating and Corporate Governance Committee on which she served, effective as of September 15, 2010.

A copy of Ms. Sharpe’s resignation letter is attached hereto as Exhibit 17.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

17.1 Maria Renna Sharpe Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By:	/S/ KATHLEEN P. LUNDY
Kathleen P. Lundy Vice President and General Counsel

Date: September 17, 2010